[EXHIBIT 10ss TO COLONIAL GAS COMPANY
                FORM 10-K FOR YEAR ENDING 12/31/93]


                      SERVICE AGREEMENT
          APPLICABLE TO THE STORAGE OF NATURAL GAS
                   UNDER RATE SCHEDULE GSS
                       (SECTION 7(c))


           AGREEMENT made as of this October 1, 1993, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and COLONIAL GAS COMPANY, a Massachusetts corporation, hereinafter called "Customer."

           WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that
Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided and, with respect to gas delivered by each of the parties to the other, under and subject to Pipeline's Rate Schedule GSS and all of the General Terms and Conditions contained in Pipeline's FERC Gas Tariff and any revisions thereof that may be made effective hereafter:

                          ARTICLE I
                         Quantities

           Beginning  as  of October 1, 1993 and  thereafter  for
the remaining term of this agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline's underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer's account, store, withdraw from storage, and deliver to Customer and Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.

                         ARTICLE II
                            Rate

           A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline in accordance with Rate Schedule GSS contained in Pipeline's effective FERC Gas Tariff or any effective superseding rate schedule. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and be a part of this Agreement. Pipeline shall have the right to propose to and file with the Federal Energy Regulatory Commission or other body having jurisdiction, changes and revisions of any effective rate schedule, or to propose and file superseding rate schedules, for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that any request by Pipeline to amend the terms  and  conditions of Rate Schedule GSS  must  be  consistent with the terms and conditions of Article VII, Part 2, Paragraph (F) of the Stipulation filed on March 31, 1993 by
Pipeline in Docket No. RS92-14 and conform to the requirements of Section 7(b) of the Natural Gas Act, if applicable,  and  provided  further that  Pipeline  and  Customer agree  that  they will not seek to place in effect  a  change  in any aspect of the terms and conditions under Section 8 of Rate Schedule GSS for a period of two years from the date of such request. The filing of requests, changes and revisions of Rate Schedule GSS shall be without prejudice to the right of Customer to contest or oppose such requests, filings or revisions and their effectiveness.

            B.    The  Storage  Demand  Charge  and  the  Storage
Capacity   Charge  provided  in  the  aforesaid   rate   schedule
shall commence on October 1, 1993.

                         ARTICLE III
                      Term of Agreement

           Subject to all the terms and conditions herein, this Agreement shall be effective as of October 1, 1993, and shall continue in effect for a primary term through and including March 31, 2006, and for subsequent annual terms of April 1 through March 31 thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of an annual term.

                         ARTICLE IV
               Points of Receipt and Delivery

            The Points of Receipt for Customer's tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit
A, attached hereto.

                          ARTICLE V
                Special Operating Conditions

            For the sole purpose of calculating Customer's Storage Gas Balance to determine the initial decline in Customer's Daily Entitlement, Pipeline shall multiply Customer's actual Storage Gas Balance by a factor of 1.176. For purposes other than calculating the initial decline in Customer's Daily Entitlement, Customer's Storage Gas Balance shall remain equal to Customer's actual inventory in storage.

                         ARTICLE VI
                        Miscellaneous

           A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties  do  not  intend  that  this  Article  VI.A.  requires  a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under
Section 7 or Section 4 of the Natural Gas Act.

           B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

     Pipeline:      CNG Transmission Corporation
                    445 West Main Street
                    Clarksburg, West Virginia   26301
                    Attention:  Vice President, Marketing
                                and Customer Services

     Customer:      Colonial Gas Company
                    40 Market Street
                    Lowell, MA   01852
                    Attention:  John P. Harrington


or at such other address as either party shall designate by formal written notice.

           C.    No  presumption shall operate  in  favor  of  or
against    either   party   hereto   as   a   result    of    any
responsibility either party may have had for drafting this Agreement.

            D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference, and are not intended to become a part of or to be considered in any interpretations of such provisions.

                         ARTICLE VII
                       Prior Contracts

           This Service Agreement shall supersede and cancel, as of the effective date, the Service Agreements for storage service between Customer and Pipeline dated June 1, 1993.


           IN  WITNESS  WHEREOF, the parties hereto  have  caused
this   Agreement   to   be  signed  by  their   duly   authorized
officials as of the day and year first above written.


                              CNG TRANSMISSION CORPORATION
                                             (Pipeline)


                              By: _________________________
                              Its:      Vice President






                              COLONIAL GAS COMPANY
                                     (Customer)


                              By:  John P. Harrington
                              Its: Vice President, Gas Supply
                                         (Title)


                          EXHIBIT A

                  To The GSS (Section 7(c))
                  Storage Service Agreement
                    Dated October 1, 1993
          Between CNG Transmission Corporation and
                    Colonial Gas Company


A.   Quantities

       The  quantities  of  natural  gas  storage  service  which
Customer  may  utilize  under  this Service  Agreement,  as  well
as   Customer's   applicable   Billing   Determinants,   are   as
follows:

     1.   Storage Capacity of 823,529 Dekatherms (Dt), and

     2.   Storage Demand of 11,000 Dt per day.


B.   Points of Receipt and Delivery

  1. The Points of Receipt for Customer's tender of storage injection quantities, and the maximum quantities and character of service for each point shall be as set forth below. Pipeline will use due care and diligence to  assure,  and  Customer will use due care  and  diligence to cause its transporter to assure, that uniform pressures will be maintained at the Receipt Points as reasonably may be required to render service hereunder, but Pipeline will not be required to accept gas at less than the minimum pressures specified herein. Pipeline will not be required to accept gas for injection into storage at the points specified in B.1.b., below, unless either (i) Customer tenders at the same time no less than 474 Dt per day at the Leidy Interconnection or (ii) Customer, during that Summer Period, has already tendered 71,574 Dt or more at the Leidy Interconnection.

     a.   Up  to  4,575  Dt  per  Day at the  interconnection  of
          the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") or Transcontinental Gas Pipe Line Corporation ("Transco") or other pipeline(s) in Clinton County, Pennsylvania, known as the Leidy Interconnection, at a pressure of not less than one thousand (1,000) pounds per square inch gauge ("psig").

     b.   Up   to   4,575  Dt  per  Day  at  the  "Texas  Eastern
          Market Zone 2 Point" which shall consist of any combination of the following points:

          1. The interconnection of the facilities of Pipeline and Texas Eastern or other pipeline(s) in Westmoreland County, Pennsylvania, known as the Oakford
               Interconnection, at a pressure of not less than five hundred seventy-five (575) psig.

          2. An existing point of interconnection between Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") located in Noble County, Ohio, at Texas Eastern Measuring Station 450, at the operating pressure existing at the point of delivery.

          3.   An   existing  point  of  interconnection  between
               Pipeline  and  Texas  Eastern  located  in  Monroe
               County, Ohio, at Texas Eastern Measuring Station 471, at a pressure of not less than two hundred (200) psig.

          4.   An   existing  point  of  interconnection  between
               Pipeline  and  Texas  Eastern  located  in  Monroe
               County, Ohio, at Texas Eastern Measuring Station 983, at a pressure of not less than three hundred (300) psig.

          5.   An   existing  point  of  interconnection  between
               Pipeline  and  Texas  Eastern  located  in  Monroe
               County, Ohio, at Texas Eastern Measuring Station 004, at the pressure provided for in the General Terms and Conditions of Texas Eastern's FERC Gas Tariff.

          6. An existing point of interconnection between Pipeline and Texas Eastern located in Marshall County, West Virginia at Texas Eastern Measuring Station 372, at the operating pressure existing at the point of delivery.

          7.   An   existing  point  of  interconnection  between
               Pipeline and Texas Eastern located in Green County, Pennsylvania at Texas Eastern Measuring Station 037, at the pressure provided for in the General Terms and Conditions of Texas Eastern's FERC Gas Tariff.

          8. An existing point of interconnection between Pipeline and Texas Eastern located in Somerset County, Pennsylvania at Texas Eastern Measuring Station 051, at the pressure provided for in the General Terms and Conditions of Texas Eastern's FERC Gas Tariff.

  2. The quantity of gas which Customer shall be entitled to tender to Pipeline for injection into storage at the Leidy Interconnection on a firm basis on any Day during the Storage Year shall be one-one hundred eightieth (1/180th) of Customer's Storage Capacity whenever Customer's Storage Gas Balance is less than or equal to one half of Customer's Storage Capacity, and one-two hundred fourteenth (1/214th) of Customer's Storage Capacity whenever Customer's Storage Gas Balance is greater than one half of Customer's Storage Capacity.

  3. The Points of Delivery for withdrawals from storage, and the maximum quantities and character of service for each point, shall be as set forth below. Pipeline will use  due  care  and diligence to assure, and  Customer  will use  due  care  and  diligence to cause its  transporter  to
     assure,  that  uniform  pressures  will  be  maintained   at
     the Delivery Points as reasonably may be required to render service hereunder, and Pipeline will use due care and diligence to deliver gas (or cause gas to be delivered) within the pressure limitations specified herein.

     a.   Up  to  474  Dt  per  Day on a firm basis  (and  up  to
          10,526 Dt per Day, if, in Pipeline's sole opinion, its operating or other circumstances permit) at the interconnection of the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") or Transcontinental Gas Pipe Line Corporation ("Transco") or other pipeline(s) in Clinton County, Pennsylvania, known as the Leidy
          Interconnection, at a pressure of not less than one-thousand, two-hundred (1,200) psig.

     b.   Up  to  11,000  Dt  per Day at the  interconnection  of
          the facilities of Pipeline and Texas Eastern or other pipeline(s) in Westmoreland County,
          Pennsylvania,      known      as      the       Oakford
          Interconnection, at a pressure of not less than eight hundred fifty (850) psig.

     c. Up to 11,000 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern, in Franklin County, Pennsylvania, known as the Chambersburg Interconnection, on an interruptible basis if operating conditions permit, at a pressure of not more than seven hundred (700) psig.

     d. Up to 11,000 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern, in Greene County, Pennsylvania, known as the Crayne Interconnection, on an interruptible basis if operating conditions permit, at a pressure of not more than eight hundred sixty-five (865) psig.

     e. Up to 11,000 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern, in Cambria County, Pennsylvania, known as the Rager Mountain Interconnection, on an interruptible basis if mutually agreed between Pipeline and Customer, at the operating pressure existing at the point of delivery.


             [END OF EXHIBIT 10ss TO COLONIAL GAS COMPANY
                FORM 10-K FOR YEAR ENDING 12/31/93]